UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 28, 2014

AEP INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35117	22-1916107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

95 Chestnut Ridge Road Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (201) 641-6600

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 3.03 below is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On March 28, 2014, AEP Industries Inc. (the “Company”) entered into an Amended and Restated Rights Agreement (the “Amended and Restated Rights Agreement”) with American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”). The Amended and Restated Rights Agreement amends and restates in its entirety the Rights Agreement dated as of March 31, 2011 (the “Rights Agreement”) by and between the Company and the Rights Agent. The Amended and Restated Rights Agreement provides rights and protections (with certain modifications) similar to those provided by the Rights Agreement.

The terms of the Amended and Restated Rights Agreement materially amend the terms of the Rights Agreement as follows: (i) the expiration date is extended from March 31, 2014 to March 31, 2017 (or such later date as may be established by the Board of Directors prior to the expiration of the rights, or unless earlier redeemed or exchanged); (ii) the initial purchase price for each one one-thousandth of a share of Series A Junior Participating Preferred Stock pursuant to the exercise of a Right (as defined therein) is increased from $150 to $330; and (iii) the definition of “Acquiring Person” is amended to decrease the beneficial ownership threshold for becoming an Acquiring Person from 15% to 10% (and the definition of Exempt Person is similarly amended to reflect such 10% beneficial ownership threshold); therefore, an “Acquiring Person” means any person or group (together with all affiliates and associates of such person or group and any person or group of persons acting in concert therewith (collectively, “Related Persons”)) that beneficially owns 10% or more of the Company’s common stock then outstanding, but shall not include an Exempt Person (as defined therein). The Amended and Restated Rights Agreement also includes certain other technical and conforming changes that the Company determined to be necessary or desirable in light of the foregoing modifications.

The Rights are designed to preserve the long-term value of the Company for its stockholders, including by ensuring that all stockholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, open market accumulations and other abusive or coercive tactics without paying stockholders a control premium. The Rights will cause substantial dilution to a person or group (together with all Related Persons), other than an Exempt Person, that acquires 10% or more of the Company’s stock on terms not approved by the Board. The Rights should not interfere with any merger or other business combination approved by the Board at any time prior to the first date that a person or group (together with all Related Persons) has become an Acquiring Person.

The description of the Amended and Restated Rights Agreement above does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated Rights Agreement (including the exhibits attached thereto) attached as Exhibit 4.1 hereto and incorporated herein by reference. A copy of the Rights Agreement and a summary of its material terms were filed with the Securities and Exchange Commission on Form 8-K on March 31, 2011.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

4.1	Amended and Restated Rights Agreement, dated as of March 28, 2014, by and between AEP Industries Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC.

Date: March 28, 2014	By:	/s/ LINDA N. GUERRERA
Linda N. Guerrera
Vice President and Controller

Exhibit List

Exhibit	Description

4.1	Amended and Restated Rights Agreement, dated as of March 28, 2014, by and between AEP Industries Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.

5